UNITED STATES
    SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C 20549
                                  FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities
                         Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                               August 12, 1998

               Commission file Number    0-15435

        First Entertainment Holding Corp. (formerly known as First
                          Entertainment, Inc.)
           (Exact name of registrant as specified in its charter.)
Nevada                                            84-0974303
(State or other jurisdiction of       (I.R.S. Employer incorporated or
organization)                              Identification No.)
1999 Broadway, Suite 3135                               80202
(Address of principal executive offices              (Zip Code)
Registrant's telephone number, including area code:
                               (303) 382-1235
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Item 1. Changes in Control of Registrant.
        Not Applicable

Item 2. Acquisition or Disposition of Assets.
        Not Applicable

Item 3. Bankruptcy or Receivership.
          Not Applicable

Item 4. Changes in Registrant's Certifying Accountant
         On August 10, 1998 Gordon, Hughes and Bank, LLC were appointed as the Company's independent accountants. The Company's former independent auditors resigned on April 6, 1998.

Item 5. Other Events
		Not Applicable

Item 6. Resignation of Registrant's Directors.
         On August 10, 1998 the Company was notified by a letter that Dr. Theodore Jacobs had tendered his resignation effective August 7, 1998. A copy of his resignation letter is attached hereto. As of the date of this filing, the vacancy has not been filled.

The Company not aware of any disagreements with respect to operations, policies or practices between Dr. Jacobs and the Company.

Item	7. Financial Statements, Pro Forma Financial Information and
Exhibits.

      Not Applicable


Item 8. Change in Fiscal Year.
        Not Applicable

Item 9. Sales of Equity Securities Pursuant to Regulation S

                                        SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FIRST ENTERTAINMENT HOLDING CORP.
                                               By:______________________
                                                A.B. Goldberg
                                                President
Dated: August 12, 1998

                           LAW OFFICES
                    CHANOS ESCOBAR CHANOS
                    A PROFESSIONAL CORPORATION
                    751 EAST BRIDGER AVENUE
                       SUITE 500
                    LAS VEGAS, NEVADA   38101

                        MEMORANDUM

To:  A.B. Goldberg

From: George J. Chanos, Esq.

RE: Dr. Theodore Jacobs- Resignation from the Board of Directors of First Entertainment, Inc.

DATE: August 7, 1998

Dear Mr. Goldberg, I am writing you on behalf of Dr. Theodore Jacobs to advise yo that Dr. Jacobs hereby resigns as a Director of First
Entertainment, Inc., effective August 7, 1998.

Please take any and all steps which are necessary and/or appropriate to advise any and all individuals, entities and/or agencies of this resignation immediately.

In addition, please make any and all appropriate filings with the SEC to reflect that the effective date of this resignation is August 7, 1998.

Should you have any questions with regards to the above, please feel free to contact the undersigned.

Very Truly Yours,

CHANOS ESCOBAR CHANOS, P.C.

/S/ George J. Chanos, Esq.

GJC/rks

Agreed and accepted

I, Dr. Theodore Jacobs hereby resign from any and all positions on the Board of Directors of First Entertainment, Inc., effective today, August 7, 1998.

By:/s/ Dr. Theodore Jacobs            Dated: Aug. 7, 1998